SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2000


                              OMEGA RESEARCH, INC.
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             (Exact name of registrant as specified in its charter)


                                     FLORIDA
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                 (State or other jurisdiction of incorporation)


        0-22895                                                  59-2223464
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(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)

8700 West Flagler Street, Miami, Florida                                  33174
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 (Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:    (305) 485-7000

                                    N/A
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

         This report addresses the issues regarding the timing of revenue recognition and amendments to Omega Research, Inc.'s historical financial statements as a result thereof that were discussed by the Company in its Form 10-Q for the quarterly period ended June 30, 2000. This report also addresses
(i) the Company's accounting for its October 1999 acquisition of Window On WallStreet Inc., (ii) the primary impact that the Company's revised accounting methods are expected to have on net revenues and operating income for the quarterly period ended September 30, 2000 and the nine-month period ended September 30, 2000, and (iii) the status of the Company's pending merger with onlinetradinginc.com corp. ("OnlineTrading.com").

         On or before November 14, 2000, Omega Research, Inc. ("Omega Research" or the "Company") will release its third-quarter 2000 results and file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000. The Company also expects to file on or before November 14, 2000 (i) a Form 10-K/A for the year ended December 31, 1999, (ii) a Form 10-Q/A for the quarterly period ended March 31, 2000, and (iii) a Form 10-Q/A for the quarterly period ended June 30, 2000. Additionally, by November 14, the Company, on behalf of TradeStation Group, Inc. (f/k/a OnlineTrading.com Group, Inc.), expects to file Amendment No. 3 to the Registration Statement on Form S-4 (the "Registration Statement") that was originally filed on April 17, 2000 in connection with the Company's pending merger with OnlineTrading.com. The September 30, 2000 Form 10-Q and all of the foregoing amendments will address comments of the Securities and Exchange Commission ("SEC") Staff communicated to the Company in connection with its review of the Registration Statement. These filings will adopt the SEC Staff's view that Omega Research's October 1999 merger with Window On WallStreet Inc. should be accounted for as a purchase and not as a pooling-of-interests. They will also contain revisions as to the timing of revenue recognition with respect to Omega Research's 1999 and 2000 sales of its 2000i client software products. Revenue for 2000i product sales will now be shown to have been recognized when payable (over the 12 to 16 month financing term for these sales, as monthly payments are due), as compared to recognition of revenue, net of provision for returns, upon shipment of the products. This change results in a shift of 1999 revenues and earnings to 2000 and, to a lesser extent, 2001.

         These revisions, as a whole, are expected to shift approximately $3.1 million of net revenues and approximately $1.6 million of operating income (a $2.9 million benefit as a result of revised revenue recognition offset by $1.3 million of amortization expense related to the Window On WallStreet acquisition) to the third quarter ended September 30, 2000. These revisions are expected to shift approximately $7.9 million of net revenue and approximately $5.3

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million of operating income (a $9.3 million benefit as a result of revised revenue recognition offset by $4.0 million of amortization expense related to the Window On WallStreet acquisition) to the nine-month period ended September 30, 2000.

         For the six-month period ended June 30, 2000, the revisions, as a whole, are expected to result in net revenues of $18.5 million, an operating loss of $7.5 million and a net loss of $0.30 per share, as compared to the previously reported net revenues of $13.8 million, an operating loss of $11.2 million and a net loss of $0.28 per share. While, under the revised methods, the Company's operating loss decreased and net revenues increased for the six-month period ended June 30, 2000, net loss increased $0.02 per share because the income tax benefit previously reported in the June 30, 2000 financial statements will be recorded in 1999. For the year ended December 31, 1999, these revisions are expected to result in net revenues of $23.7 million, an operating loss of $6.5 million and a net loss of $0.16 per share, as compared to the previously reported net revenues of $42.9 million, operating income of $2.1 million and a net loss of $0.04 per share.

         All revisions described above (other than the purchase versus pooling-of-interests revisions) relate solely to the sale by Omega Research of its legacy client software products, which are no longer being marketed, and do not affect the Company's current and planned Internet subscription and other Internet-based services.

         The Company believes that Amendment No. 3 to the Registration Statement will address all of the issues the SEC Staff has raised in its review of the Registration Statement. Accordingly, while no assurances can be given, the Company believes that the pending merger with OnlineTrading.com will be completed by year end. Omega Research and OnlineTrading.com have executed an amendment, dated September 21, 2000, to their merger agreement that extended until December 31, 2000 both parties' commitment to complete the merger.

Forward-Looking Statements.

This report contains statements that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this report the words "believes," "expects," "expected," "will," and similar expressions are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results suggested herein. Factors that may cause or contribute to such differences include, but are not limited to, the failure to consummate the pending merger on a timely basis (or at all) due to the nature and extent of the SEC Staff's comments as a result of its review of Amendment No. 3 to the Registration Statement, or other reasons; unanticipated delays in the filings of the SEC documents referred to in this report; and differences in third-quarter 2000 net revenues and operating income based upon completion of the review of the third-quarter operating results.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    OMEGA RESEARCH, INC.


Date: November 2, 2000                         By:  /s/ Gregg F. Stewart
                                                    ------------------------
                                                        Gregg F. Stewart,
                                                        Chief Financial Officer

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